Exhibit 99.1

DarkPulse, Inc. Enters into Patent and Trademark License

Agreement with UMBRA Technologies to Integrate Next-Generation

Secure Networking with Advanced Fiber-Optic Sensing

NEW YORK, NY – December 18, 2025 – DarkPulse, Inc. (OTCQB: DPLS), a Delaware corporation headquartered in New York and a leader in distributed fiber-optic sensing (DFOS) technologies for real-time critical infrastructure monitoring, today announced the execution of a comprehensive Patent and Trademark License Agreement with UMBRA Technologies Ltd. (BVI) and UMBRA Technologies (US) Inc. (collectively, the “UMBRA Technologies”).

The agreement grants DarkPulse a nonexclusive, royalty-bearing license under UMBRA’s extensive U.S. patent portfolio for applications involving the monitoring of critical infrastructure and key resources using DarkPulse’s proprietary Brillouin Optical Time Domain Analysis (BOTDA) distributed fiber-optic sensor deployments. Additionally, the license also extends on a non-exclusive basis to UMBRA’s broader patent rights, know-how, and trademarks within defined fields, with those broader rights limited to the United States. Finally, the license creates an opportunity for exclusivity “carve-outs” of the UMBRA IP through additional royalty payments linked to future deployment verticals.

UMBRA Technologies, founded in 2012 and headquartered in Providence, Rhode Island, is a recognized innovator in AI-enhanced secure network optimization and next-generation software-defined wide area networking (SD-WAN). Its flagship Global Virtual Network (GVN) platform, powered by the patented Slingshot™ multi-threaded slinghop routing system and UMBRA® adaptive data-obfuscation engine, enables the secure, ultra-low-latency transmission of massive data volumes over any combination of public internet, 5G, satellite, or hybrid paths—capabilities that far exceed traditional MPLS and conventional SD-WAN solutions.

Key UMBRA U.S. patents underpinning the licensed technology include, among others:

• U.S. Patent No. 10,630,505 (multi-perimeter firewall and cloud security)
• U.S. Patent No. 10,922,286 and related Slingshot omnibus family (network slinghop via tapestry routing and remote direct memory access)
• Multiple recently issued patents in the GVN family (2024–2025), covering AI-driven obfuscation, smart routing, and secure virtual networking

These innovations allow Slingshot® to pre-position and reconstruct data fragments across global edge nodes, achieving sub-second retrieval and wire-speed performance even under congested or degraded network conditions—ideal for moving the enormous, continuous data streams generated by DarkPulse’s high-resolution (20 mm spatial resolution) BOTDA sensors.

By integrating UMBRA’s secure, high-throughput networking with DarkPulse’s patented dark-pulse Brillouin sensing systems, the combined solution delivers real-time, encrypted transmission of structural health, strain, temperature, and security data from pipelines, railways, national borders, bridges, dams, and smart-city assets to DarkPulse’s AI-enhanced user interface, accessible from any device worldwide.

This end-to-end platform eliminates the cost and rigidity of dedicated private circuits while providing military-grade data protection and latency performance previously unattainable at scale.

Dennis O’Leary, Chairman and Chief Executive Officer of DarkPulse, stated: “UMBRA’s Slingshot® and GVN technologies represent the gold standard in secure, high-volume data transport. Pairing these capabilities with DarkPulse’s industry-leading fiber-optic sensing technologies creates a transformative solution for critical infrastructure owners who require instantaneous, globally accessible insight without compromising security or reliability.”

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About DarkPulse, Inc. (OTCQB: DPLS) develops and commercializes patented dark-pulse Brillouin scattering fiber-optic sensors that deliver independent, high-resolution strain and temperature measurements for structural health monitoring and perimeter security across energy, transportation, and smart infrastructure markets. More information is available at www.darkpulse.com.

About UMBRA Technologies. is an award-winning provider of AI-powered secure network optimization and next-generation SD-WAN solutions. Protected by a comprehensive portfolio of issued U.S. patents and trademarks, its Global Virtual Network platform, incorporating Slingshot® GEODESTINATION® and UMBRA® technologies, sets the benchmark for low-latency, high-security transmission of big data and mission-critical applications worldwide. Additional details are available at www.UMBRAtech.com.

Media Contact:
Investor Relations
DarkPulse, Inc.
Email: ir@darkpulse.com

Safe Harbor Statement

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